                                                              EXHIBIT 21

                           SUBSIDIARIES OF THE REGISTRANT


                                                     STATE OR OTHER
            SUBSIDIARY                         JURISDICTION OF OPERATION
            ----------                         --------------------------

LAM RESEARCH GMBH                        GERMANY
LAM RESEARCH CO., LTD.                   JAPAN (KANAGAWA)
LAM RESEARCH CO., LTD.                   JAPAN (SAITAMA)
LAM RESEARCH (SHANGHAI) CO., LTD         CHINA
LAM RESEARCH LTD.                        UNITED KINGDOM
LAM RESEARCH SARL                        FRANCE
LAM RESEARCH SINGAPORE PTE LTD           SINGAPORE
LRC INTERNATIONAL FSC CORPORATION        BARBADOS
LAM RESEARCH KOREA LIMITED               KOREA
LAM RESEARCH S.R.L.                      ITALY
LAM RESEARCH (ISRAEL) LTD.               ISRAEL
MONKOWSKI-RHINE, INCORPORATED            CALIFORNIA
